PEOPLES BANCORP, INC.
                     100 Spring Avenue
                      P. O. Box 210
             Chestertown, Maryland 21620-0210
_____________________________________________________________

                     PROXY STATEMENT
           2004 ANNUAL MEETING OF SHAREHOLDERS
                     May 24, 2004
______________________________________________________________


Peoples Bancorp, Inc. (hereinafter "Peoples") is sending this
Proxy Statement to you for the solicitation of proxies by the Board of Directors to be voted at the Annual Meeting.
This Proxy Statement and the enclosed form of proxy are being mailed to shareholders on or about April 12, 2004.

                    ABOUT THE MEETING

WHEN AND WHERE IS THE ANNUAL MEETING?

The Annual Meeting will be held at 12:30 PM, local time on Monday, May 24, 2004 at Christ United Methodist Church Parish
Hall, 401 High Street, Chestertown, Maryland.

WHAT MATTERS WILL BE VOTED ON AT THE ANNUAL MEETING?

At the Annual Meeting you are asked to:

* Elect 14 persons to serve on the Board of Directors of Peoples until the next Annual Meeting of shareholders.
* Ratify the selection of Rowles & Company as the independent auditor and accountant for Peoples, and
* Consider whatever other business may be properly brought before the Annual Meeting.

WHO IS ENTITLED TO VOTE?

Only shareholders of record on the record date, March 1, 2004, are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting. On March 1, 2004, there were 794,012 shares of Peoples common stock outstanding. Each share of Peoples common stock is entitled to one vote on each matter considered at the meeting, including one vote for each director to be elected. Shareholders are not entitled to cumulate their votes in the election of directors.

WHAT CONSTITUTES A QUORUM?

Presence at the Annual Meeting, in person or by proxy, of a majority of the outstanding shares eligible to vote at the Annual Meeting is required for a quorum to exist. Under applicable Maryland corporate law and the Articles of Incorporation and By-Laws of Peoples, proxies received by Peoples specifying an abstention as to any proposal will cause the shares so represented to be counted toward a quorum, but are not counted as favorable votes, and therefore, have the same effect as a vote against the proposal. To the extent holders or brokers having the right to vote shares do not attend the meeting or return a proxy, such shares will not count toward a quorum, and if a quorum is otherwise achieved, will have no effect on the vote of the proposals considered at the meeting.

                             1


WHAT VOTE IS REQUIRED TO ELECT THE DIRECTORS?

The 14 nominees for election as directors who receive the greatest number of votes will be elected directors. Votes may be cast in favor of some or all of the nominees for election to the Board of Directors or withheld as to some or all of the nominees. Votes withheld from a nominee will have the same effect as a vote against the nominee.

HOW DO I VOTE?

If you complete and properly sign the accompanying proxy form and return it to Peoples, it will be voted as you direct. If you properly sign and return the proxy but give no directions as to how it is to be voted, the shares represented by your proxy will be voted FOR the nominees for directors listed in the Proxy Statement and FOR the ratification of the appointment of Rowles & Company as the independent auditor and accountant for Peoples. If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy, Robert A. Moore and Alexander P. Rasin, III, will have discretion to vote on those matters according to their best judgment. "Street name" shareholders who wish to vote at the annual meeting will need to obtain a proxy form from the institution that holds their shares. Shareholder votes are tabulated by Peoples' Registrar and Transfer Agent.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY?

Yes.  Even after you have submitted your proxy, your proxy may be withdrawn at any time before it is voted by:

* delivering written notice of such withdrawal to Stephanie Usilton, Peoples Vice President, at 100 Spring Avenue, PO Box 210, Chestertown, Maryland 21620-0210 on or before the taking of the vote at the Annual Meeting,
*     completing a later dated proxy,
*     or attending the Annual Meeting and voting in person.

WHO PAYS THE COST OF SOLICITING PROXIES?

The enclosed proxy is solicited by the Board of Directors of Peoples. Peoples will bear the cost of soliciting proxies for the Annual Meeting. In addition to soliciting proxies by mail, the directors, officers and employees of Peoples may solicit proxies personally or by telephone or fax. None of those individuals who solicit proxies will receive any compensation for their solicitation other than their regular compensation for the positions they hold. Peoples does not intend to pay any compensation to any other persons for the solicitation of proxies. Peoples will, however, reimburse brokerage houses and their custodians, nominees and fiduciaries for reasonable expenses to mail proxy materials for beneficial owners. Such expenses are estimated not to exceed $1,000.

                 STOCK OWNERSHIP

WHO ARE THE LARGEST OWNERS OF PEOPLES STOCK?

As of March 1, 2004, the only persons believed by management to be the beneficial owners of more than 5% of Peoples outstanding common stock are set forth in the table below. The information is based on the most recent Schedule 13G prepared by such person and filed with the Securities and Exchange Commission.

                             2

                                                 PERCENTAGE OF
                                  AMOUNT AND NATURE     COMMON
                                    OF BENEFICIAL        STOCK
NAME AND                             OWNERSHIP     OUTSTANDING
 ADDRESS OF BENEFICIAL OWNER
----------------------------------  -----------  -------------
Nylon Capital Shopping Center, Inc.      64,094(a)    8.07%
P. O. Box 266
Chestertown, MD 21620-0266

Alexander P. Rasin, III                  57,429(b)    7.23%
P. O. Box 228
Chestertown, MD 21620-0228


  (a) Elmer E. Horsey, director of Peoples, and President of Nylon Capital Shopping Center, Inc. has voting rights of 64,094 shares owned by Nylon Capital Shopping Center, Inc., as well as 20 shares registered to H & S Investments Trust for which he is a trustee, and 2,000 shares owned by his wife.
  (b) Alexander P. Rasin, III, partner in the law firm of Rasin and Wootton, and a director of Peoples, has shared voting rights of 46,920 shares registered in a family trust, as well as 1,422 shares owned by his wife.

HOW MUCH STOCK DO THE DIRECTORS AND EXECUTIVE OFFICERS OF
PEOPLES OWN?

As of March 1, 2004, the Board of Directors and executive officers of Peoples beneficially owned 210,466 shares
(26.51%), directly and indirectly, of the issued and outstanding common stock of Peoples.

The following table sets forth, as of March 1, 2004, certain information concerning shares of the Common Stock of Peoples beneficially owned by

*     the chief executive officer of Peoples
*     all directors and nominees for directors of Peoples
* all directors and executive officers of Peoples as a group.

For purposes of this table, and according to Rule 13d-3 under the Securities Exchange Act of 1934, a person is the beneficial owner of any shares if he or she has voting and/or investment power over those shares. The table includes shares owned by spouses, immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table possess voting and/or investment power.

                                   AMOUNT AND NATURE   PERCENT
                                       OF BENEFICIAL      OF
NAME AND ADDRESS OF BENEFICIAL OWNER    OWNERSHIP(1)  CLASS(1)
------------------------------------  ------------------------
DIRECTORS:

Robert W. Clark, Jr.                      6,869(2)        *

LaMonte E. Cooke                             20           *

Gary B. Fellows                              20           *

Herman E. Hill, Jr.                      10,409(3)       1.31%

Elmer E. Horsey                          66,314(4)       8.35%

Arthur E. Kendall                         2,701(5)        *

P. Patrick McClary                        1,862           *

                             3

Robert A. Moore                           6,255(6)        *

E. Roy Owens                              4,221(7)        *

Alexander P. Rasin, III                  57,429(8)       7.23%

Stefan R. Skipp                          33,047(9)       4.16%

Thomas G. Stevenson                      11,085(10)      1.40%

Elizabeth A. Strong                         309           *

William G. Wheatley                       7,662(11)       *

All Directors and Executive Officers of Peoples
       as a group (16 persons) (12)     210,466         26.51%

-------------------------------
*     Less than 1% of Peoples's outstanding stock.

 (1) Unless otherwise indicated, the named person has sole voting and investment power with respect to all shares.
 (2) Includes 2,856 shares owned by Mr. Clark's minor children and 927 shares owned by Mr. Clark's wife.
 (3) Includes 9,064 shares owned jointly by Mr. Hill and his wife and 543 shares owned by Mr. Hill's wife.
 (4) Includes 64,094 shares owned by Nylon Capital Shopping Center, Inc. for which Mr. Horsey serves as President, but does not own any beneficial interest, 20 shares owned by H & S Investments Trust for which Mr. Horsey is a trustee, and 2,000 shares owned by Mr. Horsey's wife.
 (5) Included 105 shares owned by Mr. Kendall's wife.
 (6) Includes 5,250 shares owned jointly by Mr. Moore and his wife.
 (7) Includes 1,365 shares owned jointly by Mr. Owens and his wife and 207 shares owned independently by Mr. Owens' wife.
 (8) Includes 46,920 shares owned by a family trust and 1,422 shares owned by Mr. Rasin's wife.
 (9) Includes 10,247 shares owned by family trust accounts and 1,800 shares owned by Mr. Skipp's minor children.
(10) Includes 8,100 shares owned by three family trusts, and 1,500 shares owned by a family partnership.
(11) Includes 7,100 shares owned jointly by Mr. Wheatley and his wife, 121 shares owned by Mr. Wheatley's wife, 60 shares owned by Mr. Wheatley's minor children, and 175 shares independently owned by his three children.
(12) All directors and executive officers may be contacted at Peoples' corporate offices by addressing correspondence to the appropriate person, care of Peoples Bancorp Inc., 100 Spring Avenue, P. O. Box 210, Chestertown, Maryland 21620-0210.

          PROPOSAL ONE:  ELECTION OF DIRECTORS

The Bylaws of Peoples provide that the Board of Directors shall consist of not less than seven nor more than 14 individuals with the exact number of directors to be fixed from time to time, within that range, by the Board of Directors. The Board of Directors currently has fixed the number of directors at 14. All 14 of the current nominees presently serve as directors and were last elected at the Annual Meeting of Peoples held on May 21, 2003.

Each nominee has indicated he or she is able and willing to serve on the Board of Directors. If any nominee becomes unable to serve, the shares represented by properly completed proxies will be voted for the election of substitute directors recommended by the Board of Directors. At this time, the Board of Directors has no reason to believe that any nominee named herein will be unable to serve.

Your Company's Board of Directors unanimously recommends a vote FOR the election of each of the Nominees named below as directors of Peoples.

                             4

The following material contains information concerning the nominees for election:

Robert W. Clark, Jr. (1)     Mr. Clark, age 54, has served as
          a director of Peoples and their wholly owned subsidiary, Peoples Bank of Kent County, Maryland (hereinafter "Bank") since December 1997. He is in the agricultural business, and is owner of Fair Promise Farm, and manager of Hopewell Farm.

LaMonte E. Cooke (2)     Mr. Cooke, age 52, has served as a
          director of Peoples and the Bank since December 1997. He is presently serving as Administrative Director of Queen Anne's County Maryland Detention Center in Centreville, Maryland.

Gary B. Fellows (1)(3)(4)     Mr. Fellows, age 52, has served
          as a director of Peoples and the Bank since
          December 1997. He is a partner in the Fellows Helfenbein & Newnam Funeral Home PA, a partner in the Eastern Shore Genesis Partnership, and a partner in the Western Shore Genesis Partnership.

Herman E. Hill, Jr. (4)     Mr. Hill, age 58, has served as a
          director of Peoples since its inception in March 1997 and the Bank since January 1994. He is in the agricultural business, and is President of Herman E. Hill & Son, Inc., which is additionally a partner in Yearling's Beginning Farms. He is also a partner in Kent Hills LLC, Massey LLC, Bakers Lane LLC, Linden LLC and KWest LLC.

Elmer E. Horsey (1)(2)(3)     Mr. Horsey, age 71, has served
          as a director of Peoples since March 1997 and the Bank since September 1983. Mr. Horsey is President of Nylon Capital Shopping Center, Inc. He also is a director, secretary and treasurer of Delmarva Publications, Inc. He is a director and secretary of Unity, Inc., and a partner in the H & S Investment Trust. He is a trustee under Deed of Trust of Ld'AC, dated May 19, 1960. He is Chairman of the Personnel Committee, Vice-Chairman and financial expert of the Audit Committee and Vice-Chairman of the Investment Committee of the Bank, as well as a trustee of the Employees' Retirement Plan of the Bank.

Arthur E. Kendall (1)(2)     Mr. Kendall, age 51, has served
          as a director of Peoples since March 1997 and the Bank since July 1994. He is a partner in Lady Luck Associates, LLC. He is presently employed by Tidewater Properties as an appraiser.

P. Patrick McClary (2)(3)(4)     Mr. McClary, age 63, has
          served as a director of Peoples since March 1997 and the Bank since February 1991. He is a director & President of Gunther McClary Real Estate, Inc. and
          P. Patrick McClary Real Estate, Inc. He is Vice-Chairman of the Personnel Committee of the Bank.

Robert A. Moore (1)     Mr. Moore, age 70, has served as a
          director of Peoples since March 1997 and the Bank since February 1975. He is Chairman of the Executive Committee of the Bank, as well as a trustee of the Employees' Retirement Plan of the Bank. He is also Chairman of the Audit Committees of Peoples and the Bank.

E. Roy Owens (1)(2)(3)     Mr. Owens, age 71, has served as a
          director of Peoples since March 1997 and the Bank since May 1972. He is presently serving as Chairman of the Board. He is a member of the Executive Committee of the Bank.

Alexander P. Rasin, III (4)     Mr. Rasin, age 60, has served
          as a director of Peoples since March 1997 and the Bank since September 1975. He is a partner in the law firm of Rasin and Wootton, and serves Peoples and the Bank as its legal counsel. He is Chairman of the Nominating Committee of the Bank.

                             5

Stefan R. Skipp (3)(4)     Mr. Skipp, age 61, has served as a
          director of Peoples since March 1997 and the Bank since May 1979. He is currently serving as District Public Defender in the State of Maryland. He is Chairman of the Investment Committee of the Bank.

Thomas G. Stevenson (2)(3)(4)     Mr. Stevenson, age 56, has
          served as a director of Peoples since March 1997 and the Bank since August 1990. He is President, Chief Executive Officer, and Chief Financial Officer of Peoples and the Bank. He is a member of the Executive Committee of the bank, as well as a trustee of the Employees' Retirement Plan of the Bank.

Elizabeth A. Strong (2)     Mrs. Strong, age 55, has served as
          a director of Peoples since March 1997 and the Bank since January 1995. She is owner and manager of the Rock Hall Insurance Agency in Rock Hall, Maryland. She is a trustee of the Employees' Retirement Plan of the Bank.

William G. Wheatley     Mr. Wheatley, age 51, has served as a
          director of Peoples since March 1997 and the Bank since December 1995. He is an Executive Vice-President and Loan Administrator of the Bank.

----------------------
(1)---Member of the Audit Committee
(2)---Member of the Personnel/Compensation Committee
(3)---Member of the Investment Committee
(4)---Member of the Nominating Committee

                 OTHER EXECUTIVE OFFICERS

Certain information regarding other employees participating in major matters of Peoples and the Bank other than those previously mentioned is set forth below.

H. Lawrence Lyons     Mr. Lyons, age 51 is an Executive Vice-
          President in charge of operations of the Bank. He also supervises the activity in the Bank conducted through the Invest Financial Corporation.

Thomas A. Tucker     Mr. Tucker, age 45 is an Executive Vice-
          President in charge of business development of the Bank.

 INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

HOW OFTEN DID THE BOARD MEET DURING 2003?

The Board of Directors of Peoples and the Board of Directors of the Bank each met 24 times during the year ended December 31, 2003. Both Boards of Directors met twice each month. The following director is the only current director that attended fewer than 75% of the total number of meetings of both Boards and committees to which the director was assigned during 2003:
Director Herman E. Hill attended 58% of all such meetings.

HOW ARE DIRECTORS COMPENSATED?

Directors who are not employees of the Bank receive a maximum monthly fee of $680 for Board meetings attended and a maximum fee of $230 for monthly Executive Committee meetings attended. Each director has an opportunity to serve on the Executive Committee quarterly on a rotating basis of two directors each quarter. Other committee fees are paid on the basis of $150 per meeting attended. Each Board Member is paid a $1,000 retainer fee for each year served in addition to the aforementioned fees. The Secretary of the Board and committee chairmen are paid slightly more than the other members. Directors do not receive additional fees for their service as directors of Peoples. Employee directors are not compensated for attendance at Board or committee meetings.

                              6

WHAT MAJOR COMMITTEES HAS THE BOARD ESTABLISHED?

As of the date of this Proxy Statement, the Board of Directors has an Audit Committee, Personnel/Compensation Committee,
Investment Committee and a Nominating Committee.

AUDIT COMMITTEE. The Audit Committee held 4 meetings during 2003. Its current members are Messrs. Moore, Chairman, Clark, Fellows, Horsey, Kendall, and Owens. The duties of the Audit Committee include reviewing the Audit Program each quarter including any enhancements that have been adopted. They also review the scope of the independent annual audit and internal audits. They also review the independent accountants letter to management concerning the effectiveness of Peoples and the Bank's internal financial and accounting controls and management's response to that letter. In addition, the Committee usually reviews and recommends to the Board the firm to be engaged as Peoples and the Bank's independent accountants. The committee may also examine and consider other matters relating to the financial affairs of Peoples and the Bank as it determines appropriate including 10Q and 10K filings.

PERSONNEL/COMPENSATION COMMITTEE. The Personnel/Compensation Committee met 3 times during 2003. Its current members are Messrs. Horsey, Chairman, Cooke, Kendall, McClary, Owens, Stevenson and Ms. Strong. The purpose of the Personnel/Compensation Committee is to review and recommend approval to the Board of Directors of all compensation and benefit policies of the Bank. In addition, the committee recommends to the Board the compensation to be paid to all employees of the Bank.

INVESTMENT COMMITTEE. The Investment Committee met 1 time during 2003. Its current members are Messrs. Skipp, Chairman, Fellows, Horsey, McClary, Owens and Stevenson. The purpose of the Investment Committee is to supervise and guide management's decisions in the investing of excess funds in the securities portfolio along guidelines established by the Board of Directors. The Investment Committee reviews objectives set by the Board as often as necessary to allow timely adjustments in coordination with the mix of loans and interest bearing assets, deposits, capital requirements and other funds management policies.

NOMINATING COMMITTEE. The Nominating Committee meets periodically and makes certain recommendations to the Board of Directors of Peoples and the Bank concerning officer and un-expired terms of directors, if applicable. Its current members are Messrs. Rasin, Chairman, Fellows, Hill,
McClary, Skipp, and Stevenson.


               AUDIT COMMITTEE CHARTER

I. INTRODUCTION

The Audit Committee facilitates the work of the company's auditors, both internal and external, and provides assurance that their services are used effectively. It initiates needed or desirable changes in a company's system of internal accounting control. Also, it enables the Board of Directors to execute its responsibilities to the stockholders in those areas in an effective and efficient manner.

An Audit Committee considers financial reporting matters in more depth than the full Board. The existence of an effective Audit Committee demonstrates the Board's commitment to the exercise of due care in reviewing financial information. It also provides the auditor with a forum that is independent of operating management for discussion of matters that the auditor considers significant.


II. AUDIT COMMITTEE MEMBERSHIP

The Audit Committee will be comprised of at least three outside Directors, one of whom has accounting or management expertise. The members of the Committee will be comprised of Directors who are independent of management as defined by the Securities and Exchange
Commission, one of whom will be voted on by the entire board of directors and who meets the requirements and definition of an audit committee financial expert.

                             7

III. AUDIT COMMITTEE CHARTER

The primary duty of the Audit Committee is to monitor the activities of the Internal Auditor, the external auditor, and examiners to obtain reasonable assurance that internal controls are adequate to safeguard the assets of the company.

The Audit Committee works through the Internal Auditor. They closely monitor the company's controls and procedures to safeguard the assets of the company. They monitor compliance with board policies, as well as accompanying laws and regulations. The Audit Committee works closely with the company's auditors to assure comprehensive coverage of company operations by audits.

The Audit Committee is the supervisor of the company's Internal Auditor as well as the external independent auditor. The Committee hires the Internal Auditor, determines the auditor salary, and gives the auditor an annual performance review. The Audit Committee works with the Internal Auditor to establish the company's Internal Audit Program and receives reports on the results of the audit work performed.

The Audit Committee selects the company's external CPA firm and negotiates the terms of the engagement. In this responsibility it has assistance from management and the Internal Auditor, but the Committee makes these decisions on behalf of the Board of Directors.

All significant audit exceptions result in written reports to management that contain the exceptions found and suggest corrective actions to be taken. When there is a disagreement between the Internal Auditor and management regarding an audit exception, the Audit Committee reviews the written report and related management responses to determine the appropriate corrective action to be taken.

Management is responsible for the accuracy of all financial statements generated by the company and distributed to regulators, to stockholders, or to other companies. The Audit Committee, through the Internal Auditor, verifies the accuracy of management-generated financial reports (after the fact).

IV. AUDIT COMMITTEE DUTIES AND RESPONSIBILITIES

     A. CHOOSING THE COMPANY'S INTERNAL AUDITOR

     The Internal Auditor is hired by the Audit Committee and reports to the Committee for direction and supervision. The person chosen should be experienced at auditing procedures. This experience might be from working as the auditor at another company, as an assistant to the auditor of the company, with a CPA firm, or with another internal audit organization. The person chosen must be fully qualified and have sufficient experience to do the job. The Committee will discuss with the auditors any independence issues.

     B. ANNUAL EXTERNAL AUDIT

        1. CHOOSING THE COMPANY'S EXTERNAL AUDITOR

           The Company has an annual audit of its financial statements performed by an external CPA firm. The Audit Committee selects the company's external CPA firm and negotiates the terms of the engagement. When choosing the external CPA firm, the Audit Committee ensures that the firm has several years of experience at company audits and that the firm will assign experienced personnel to conduct the company's audit.

                             8

        2. ANNUAL AUDIT PLANNING MEETING

           Annually, an audit planning meeting is conducted. The following people are invited to attend the meeting: (1) Members of the Audit Committee, (2) the company's President and Executive Vice Presidents, (3) the Internal Auditor, (4) the Chairman of the Board of Directors, and (5) the engagement partner and in charge auditor from the CPA firm. The meeting is announced in advance, and each invitee is requested to submit agenda items for the meeting. Major topics that should be discussed at the meeting include:

          (a) A REVIEW OF THE OVERALL AUDIT PLAN

              This review could lead to a change in the scope of the engagement with the CPA firm. At a minimum, it should result in a clear understanding of how the annual audit work will be divided between the CPA firm and the Internal Auditor. To help reduce the cost of the audit, the attendees should discuss the possibility of having the Internal Auditor perform as much of the audit work as possible.

          (b) THE INTERNAL AUDIT PROGRAM

              The attendees will discuss the scope of the Internal Auditor's work during the current calendar year. The attendees will also review the Internal Audit Program. This serves to inform all in attendance of the scope of the Internal Auditor's work. It also allows a meshing of this work with that of the company management and the CPA firm.

          (c) THE SCOPE OF NONAUDIT SERVICES

              CPA firms perform tax work, management
              consulting, work measurement studies, and several other kinds of nonaudit services. The company and the CPA firm should have a very clear understanding regarding the scope of nonaudit services that will be performed by the CPA firm. The scope of nonaudit services should be discussed and agreed upon at the audit planning meeting.

          (d) CHANGES IN COMPANY PROCEDURES OR OTHER ITEMS

              The attendees should discuss any changes in company procedures or other items that have occurred during the current calendar year, which could impact the audit, tax return or financial statements.

          (e) TAX CHANGES & CHANGES IN ACCOUNTING OR AUDITING
              STANDARS

              The attendees should discuss any tax changes & changes in accounting or auditing standards which will have an impact on the audit, tax return or financial statements.

          (f) SPECIAL INVESTIGATIONS

              The attendees should discuss any special investigations deemed necessary. Depending on the nature of the investigation, it might be discussed openly during the meeting or confidentially with the appropriate person before or after the meeting.

        3. THE AUDIT REVIEW AND EVALUATION MEETING

           Annually, an audit review and evaluation meeting is held. The same individuals who are invited to attend the audit planning meeting are invited to attend this meeting. The following items should be discussed or reviewed:

                             9

          (a) A review of the company's tax return and audited financial statements, including a review of any significant audit adjustments;

          (b) A review of any reportable conditions or management letter comments or suggestions for improvements in internal controls by the CPA firm. If deemed necessary, changes can be made to the Internal Audit Program for the current calendar year to address any areas of concern or exceptions noted during the external audit;

          (c) A review to ensure that the audit was performed in accordance with the audit plan approved at the planning meeting or, if necessary, a discussion of the reasons for any significant deviations. This will also include a discussion of any difficulties encountered in performing the audit and any disagreements with management, if applicable;

          (d) A discussion of the appropriateness of Accounting principles used;

          (e) A discussion regarding the quality of services received from the CPA firm.

        4. INTERIM FINANCIAL STATEMENTS

           Quarterly the company publishes financial statements in its filings with the SEC. These statements are to be reviewed by the external auditors. If the auditors have any adverse comments about the statements, the Audit Committee will meet with the auditors prior to the filing of the SEC reports.

     C. APPROVAL OF THE INTERNAL AUDIT PROGRAM

        Annually, prior to the beginning of each calendar year, the Audit Committee will review in detail and approve the Internal Audit Program for the next calendar year. This includes review and approval of the Internal Audit Program & Procedures document and the Internal Auditor's time budget.

     D. REGULAR MEETINGS WITH THE INTERNAL AUDITOR

        The Audit Committee meets with the Internal Auditor at least 4 times per year to discuss regular Audit Committee business. This includes follow-up on open items from previous meetings, reports on Internal Auditor activities since the last meeting, any changes to be made to the Internal Audit Program for the current year (if applicable), a review of detailed written reports on work performed by the Internal Auditor, and discussion of any other items deemed necessary by Committee Members or the Internal Auditor.

The Internal Auditor prepares written reports for all audit work performed. These reports generally include a description of the audit work performed, any exceptions noted, management's response to the exception items, recommendations for changes in procedures, a description of follow up to be performed, any subsequent action taken, and the current status. The reports are first distributed to management to ensure that the Internal Auditor and management are in agreement concerning the information in the report. The reports are then reviewed by the Audit Committee at the regular meetings. The Audit Committee receives these reports passively unless there is a conflict that must be resolved.

                            10

                  EXECUTIVE COMPENSATION

The following table sets forth the compensation paid or allocated for services rendered to the Bank in all capacities during the years ended December 31, 2001, 2002 and 2003 by the chief executive officer of the Bank. The Compensation of other members of executive management is not required to be provided because the base compensation of each of such individuals does not exceed $100,000.

                SUMMARY COMPENSATION TABLE
                                              Salary    Bonus
Name and Principal Position              Year    ($)    ($)
--------------------------------------   ----  --------   ----

Thomas G. Stevenson, President/CEO/CFO   2003  125,000   4,518

E. Roy Owens, Chairman                   2002  150,000  18,693
Thomas G. Stevenson, President/CEO/CFO   2002  105,000  12,512

E. Roy Owens, Chairman and CEO           2001  135,500  18,940


Peoples and the Bank have no employment agreements, terminations of employment, or change-in-control agreements or understandings with any of its directors, executive officers or any other parties.


       CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the past year the Bank had banking transactions in the ordinary course of its business with:

*     its directors and nominees for directors
*     its executive officers
*     its 5% or greater shareholders
* members of the immediately family of its directors, nominees for directors or executive officers and 5% shareholders
*     the associates of such persons.

Such transactions have been on substantially the same terms, including interest rates, collateral, and repayment terms on loans, as those prevailing at the same time for comparable transactions with others. The extensions of credit by the Bank to these persons have not and do not currently involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 2003, the balance of the loans outstanding to directors, executive officers, owners of 5% or more of the outstanding Common Stock, and their associates, including loans guaranteed by such persons, aggregated $5,709,093.21 which represented approximately 28.62% of Peoples' and the Bank's equity capital accounts.

Alexander P. Rasin, III, a director of both Peoples and the Bank, is a partner in the law firm of Rasin and Wootton, that performs legal services for the Company and its subsidiaries. Management believes that the terms of these transactions were at least as favorable to Peoples and the Bank as could have been obtained elsewhere.

Robert A. Moore, a director of both Peoples and the Bank, is the former Chairman of Dukes-Moore Insurance Agency, Inc. which is now owned and managed by his son. The Dukes-Moore Insurance Agency is an insurance brokerage firm through which Peoples and the Bank place various insurance policies. During the year of 2003 Peoples and the Bank placed various insurance policies with the Dukes-Moore Insurance Agency, Inc., which represented 2.58% of the commissions of the agency.
Management believes that the terms of these transactions were at least as favorable to Peoples and the Bank as could have been obtained elsewhere.

                             11

Arthur E. Kendall, a director of both Peoples and the Bank, is employed by Tidewater Properties, LLC as an appraiser. Tidewater Properties, LLC is an appraisal service that is listed on the Bank's "Approved List of Certified Appraisers" and is often used to obtain appraisals for our customers. During the year of 2003 Peoples and the Bank ordered several appraisals for its customers to be performed by Tidewater Properties, LLC, which represented less than .50% of the gross revenue of the appraisal company. Management believes that the terms of these transactions were at least as favorable to Peoples and the Bank as could have been obtained elsewhere.

   SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and greater than 10% shareholders to file reports of their ownership and any changes in ownership of Peoples securities with the Securities and Exchange Commission. The directors, executive officers and greater than 10% shareholders are required by regulation to provide Peoples with a copy of any Section 16(a) reports that are filed. Since the Bank is the transfer agent of all of the common stock transactions, the Bank prepares the required form for the reporting person to sign. The Bank then transfers the form electronically to the Securities and Exchange Commission. Based on a review of copies of the reports executed by such individuals of Peoples, Peoples believes that all Section 16(a) filing requirements applicable to directors, executive officers and greater than 10% shareholders were complied with during the year ended December 31, 2003 except for the following: Robert W. Clark, Jr., a director, filed five Form 4 reports late because of an oversight by the Bank, Arthur E. Kendall, a director, filed a Form 4 report late because of an oversight by the Bank, Alexander P. Rasin, III, a director, filed a Form 4 report late because of an oversight by the Bank, Stefan R. Skipp, a director, filed a Form 4 report late because of an oversight by the Bank.


             INDEPENDENT PUBLIC ACCOUNTANTS

Fees paid to Rowles & Company, LLP were comprised of the following:

                                   2003        2002
     Audit services              $29,175     $30,970
     Audit related services        6,760       6,690
     Tax compliance services       3,740       3,105
     Other                           520         398
           Total                 $40,195     $41,163


       PROPOSAL TWO:  RATIFICATION OF APPOINTMENT
           OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors of both Peoples and the Bank proposes and recommends the election of Rowles & Company as independent certified public accountants to make an examination of the accounts for the year ending December 31, 2004.

Rowles & Company served as Peoples' and the Bank's independent public accountants and auditors for 2003. Representatives of Rowles & Company are expected to be present at the Annual Meeting and will have the opportunity to make a statement or statements if they desire. They will be available to respond to appropriate questions regarding Peoples' consolidated financial statements for 2003. Shareholders are not required to take action on this retention, but the Board of Directors deems it appropriate to ask shareholders to approve the Board's decision in this regard.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFYING THE
SELECTION OF ROWLES AND COMPANY AS THE COMPANY'S INDEPENDENT
PUBLIC ACCOUNTANTS FOR 2004.

                             12


   SHAREHOLDERS PROPOSALS FOR THE 2005 ANNUAL MEETING

Proposals of shareholders to be presented at the 2005 annual meeting of Peoples must be received prior to December 13, 2004 (120 days before the date of mailing based on the mailing date of this year's Proxy Statement) and meet all other requirements in order to be included in the proxy statement for such meeting. Additionally, Peoples will be authorized to exercise discretionary voting authority with respect to any stockholder proposal to be considered at the 2005 Annual Meeting that is not disclosed in Peoples' 2005 Proxy Statement if the Company has received written notice of such proposal prior to February 26, 2005 (45 days before the date of the mailing based on the mailing date of this year's Proxy Statement). In order to curtail controversy as to compliance with this requirement, shareholders are urged to submit proposals to Stephanie Usilton, Vice President of Peoples by Certified Mail-Return Receipt Requested.


                 FINANCIAL STATEMENTS

     A copy of Peoples' and the Bank's Annual Report containing audited financial statements for the year ended December 31, 2003, accompanies this Proxy Statement. A COPY OF FORM 10-KSB, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED WITHOUT CHARGE, UPON WRITTEN REQUEST TO STEPHANIE USILTON, VICE PRESIDENT, PEOPLES BANCORP, INC., 100 SPRING AVENUE, PO BOX 210, CHESTERTOWN, MD 21620-0210.

                    OTHER MATTERS

     The management of Peoples and the Bank knows of no other matters to be presented for action at the meeting other than those mentioned above; however, if any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote on such other matters in accordance with their judgment of the best interest of Peoples and the Bank.


Chestertown, Maryland       By Order of the Board of Directors
March 31, 2004


                            Robert A. Moore
                            Secretary




                            13





                            PROXY
                    PEOPLES BANCORP, INC.
                    CHESTERTOWN, MARYLAND

                ANNUAL MEETING OF SHAREHOLDERS
                        MAY 24, 2004

The undersigned hereby appoints Alexander P. Rasin, III and Robert A. Moore, or either of them, as proxies, with full power of substitution to vote as Proxy for the undersigned at the Annual Meeting of Shareholders of Peoples Bancorp, Inc. (hereinafter "Peoples") to be held at Christ United Methodist Church Parish Hall, 401 High Street, Chestertown, Maryland at 12:30 PM local time, on Monday, May 24, 2004, and at any and all adjournments thereof, the number of shares which the undersigned will be entitled to vote if then personally present, for the following purposes:

1. To elect (14) individuals to serve as Directors until the 2005 Annual Meeting. The nominees are: Robert W. Clark, Jr., LaMonte E. Cooke, Gary B. Fellows, Herman E. Hill, Jr., Elmer E. Horsey, Arthur E. Kendall, P. Patrick McClary, Robert A. Moore, E. Roy Owens, Alexander P. Rasin, III, Stefan R. Skipp, Thomas G. Stevenson, Elizabeth A. Strong, William G. Wheatley.

     FOR     (    )    ALL NOMINEES LISTED ABOVE (EXCEPT AS
                       INDICATED BELOW).

             (    )    Withhold authority to vote for
                       nominees.  To withhold authority to
                       vote for any individual nominee, strike
                       a line through the nominee's name as
                       set forth above.

2. To ratify the selection of Rowles and Company as the independent certified public accountants for the year
     2004.

     For     (    )    Against     (    )    Abstain    (    )

3. Authority to transact such other business as may properly come before the meeting or any adjournment thereof.

PLEASE SIGN AND RETURN PROMPTLY

THIS PROXY, WHICH IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF "PEOPLES", IF SIGNED AND RETURNED, WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS, UNLESS A CONTRARY DIRECTION IS INDICATED, IN WHICH CASE IT WILL BE VOTED AS DIRECTED.

NOTE: Please date proxy and sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by authorized officer. If signers are husband and wife, each person must sign.


                       _______________________________________
                       Signature                          Date


                       _______________________________________
                       Signature                          Date




                               15